Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-172501) pertaining to the Verizon Savings and Security Plan for West Region Hourly Employees of Verizon Communications Inc. of our report dated June 22, 2017, with respect to the financial statements and supplemental schedule of the Verizon Savings and Security Plan for West Region Hourly Employees included in this Annual Report (11-K) for the year ended December 31, 2016.

/s/ Mitchell & Titus, LLP

     Mitchell & Titus, LLP

     New York, New York

     June 22, 2017